Exhibit 99.1

             Lawson Software Reports First Quarter FY05 Results and
                          Announces Restructuring Plan

    ST. PAUL, Minn.--(BUSINESS WIRE)--Sept. 30, 2004--Lawson Software, Inc. (Nasdaq:LWSN) today reported total revenues of $82.7 million for its fiscal 2005 first quarter ended Aug. 31, 2004, compared with revenues of $88.0 million for its fiscal 2004 first quarter. License fee revenues were $13.3 million in the fiscal 2005 first quarter, compared with $22.7 million in the fiscal 2004 first quarter. Services revenues were $69.4 million in the fiscal 2005 first quarter, compared with $65.3 million in the fiscal 2004 first quarter.
    On a generally accepted accounting principles (GAAP) basis, the company recorded a net loss of $417,000, or $0.00 per diluted share, in the fiscal 2005 first quarter, compared with net income of $3.2 million, or $0.03 per diluted share, in the fiscal 2004 first quarter.
    Based on non-GAAP financial measures, the company reported non-GAAP net income of $916,000, or $0.01 per diluted share, in the fiscal 2005 first quarter, compared with non-GAAP net income of $4.0 million in the fiscal 2004 first quarter, or $0.04 per diluted share. Fiscal 2005 first quarter non-GAAP operating results exclude $2.1 million of items consisting of software and intangible amortization related to acquisitions and acquired maintenance contracts, non-cash stock-based compensation and a restructuring charge adjustment.
    For the details on the company's GAAP reported results and the reconciliation of GAAP operating results to non-GAAP financial measures of net income, see the financial table accompanying this news release - "SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING
(LOSS) INCOME TO NON-GAAP NET INCOME."
    The company signed 122 deals in the quarter. Of total contracting activity in the fiscal 2005 first quarter, 65 percent came from existing customers and 35 percent from new customers. During the quarter, the company signed 12 new customers at an average selling price of $428,000, compared with 19 new customers at an average selling price of $730,000 in the first quarter of fiscal 2004.
    The company's cash, cash equivalents and marketable securities were $184.5 million at Aug. 31, 2004, compared with $209.0 million at May 31, 2004.
    Days sales outstanding were 61, compared with 59 in the fiscal 2004 fourth quarter.
    Deferred revenue and client deposits decreased $18.2 million from the prior quarter, primarily because of a decrease in cash received on support billings as a result of a change in client billing cycles and other delayed collections. The change resulted in initially smaller client invoices due to pro-rated billings in an effort to get individual multiple client support billings to a common renewal date. Deferred revenue levels impacted by this change are expected to be restored in subsequent periods during this fiscal year as billing cycles become synchronized and cash is collected.
    The company also announced a plan designed to enhance operating effectiveness and profitability. Under the plan, the company will centralize structure, consolidate leadership and reduce long-term costs to realign projected expenses with anticipated revenue levels. The plan includes a reduction of approximately 100 employees in the United States and the United Kingdom, which will result in a charge of approximately $2.5 million in the second quarter ending Nov. 30, 2004. The reduction includes employees who work in operations, marketing, sales, research and development, support and services. All terminations and related payments are expected to be completed during fiscal 2005. The company is continuing to evaluate other cost reduction opportunities that may result in additional charges in the second quarter ending Nov. 30, 2004, and during the remainder of fiscal 2005. Because management has not completed its evaluation and plan, the nature, amount and timing of any additional charges are not currently determinable.
    "Despite our disappointment in the level of license fees in our first quarter, we are pleased that we were able to minimize the impact on our earnings per share," said Jay Coughlan, Lawson president and chief executive officer. "There is a strong opportunity for Lawson as a key enterprise application software provider in today's environment. We remain committed to our vertical strategy and will focus on the continued verticalization of our products to deliver greater value to our clients. We also continue to make the appropriate investments in our growth, even as we improve our efficiencies by managing our costs and expenses."

    Conference Call and Webcast

    Lawson will host a conference call to discuss its first quarter results and future outlook at 4:30 p.m. Eastern Time (3:30 p.m. Central Time) Sept. 30, 2004.
    Interested parties may listen to the call by dialing 888-603-9617 (passcode Lawson 930) and international callers 1-517-308-9002. A live webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.
    A replay will be available approximately one hour after the conference call concludes and will remain available through Friday, Oct. 8. The replay number is 888-568-0403 and international 1-402-530-7940. The webcast will remain on www.lawson.com for approximately two weeks.

    About Lawson Software

    Lawson Software provides business application software and services that put time on the side of services organizations in the healthcare, retail, government and education, banking and insurance and other markets. Lawson's software suites include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, and Africa. Additional information about Lawson is available at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company's ability to enhance operating effectiveness and profitability requires that the company obtain cost savings from expense control measures that have not yet been fully determined. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. In addition to factors discussed above, risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.


                         LAWSON SOFTWARE, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                               UNAUDITED
                            (in thousands)
                                                  August 31,   May 31,
                                                     2004       2004
                                                  ---------- ---------
ASSETS
Current assets:
  Cash and cash equivalents                        $112,075   $79,996
  Marketable securities                              65,032   120,465
  Trade accounts receivable, net                     55,920    65,236
  Other current assets                               35,946    35,761
                                                  ---------- ---------
     Total current assets                           268,973   301,458

Long-term marketable securities                       7,369     8,521
Property and equipment, net                          15,978    17,235
Goodwill and other intangible assets, net            81,122    83,809
Other assets                                         12,378    12,575
                                                  ---------- ---------
     Total assets                                  $385,820  $423,598
                                                  ========== =========

LIABILITIES AND STOCKHOLDERS'  EQUITY
Current liabilities:
  Current portion of long-term debt                  $1,235    $1,652
  Accounts payable and other accrued liabilities     38,101    51,375
  Deferred revenue and client deposits               64,870    83,095
                                                  ---------- ---------
     Total current liabilities                      104,206   136,122

Long-term debt, less current portion                    996       990
Other long-term liabilities                           3,438     3,600
                                                  ---------- ---------
     Total liabilities                              108,640   140,712
                                                  ---------- ---------

Stockholders' equity:
 Preferred stock                                          -         -
 Common stock                                         1,106     1,099
 Additional paid-in capital                         330,950   327,715
 Treasury stock, at cost                            (74,240)  (65,555)
 Deferred stock-based compensation                     (499)     (774)
 Retained earnings                                   17,055    17,471
 Accumulated other comprehensive income               2,808     2,930
                                                  ---------- ---------
     Total stockholders' equity                     277,180   282,886
                                                  ---------- ---------
     Total liabilities and stockholders' equity    $385,820  $423,598
                                                  ========== =========



                         LAWSON SOFTWARE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               UNAUDITED
                 (in thousands, except per share data)


                                                  Three Months Ended
                                                 ---------------------
                                                 August 31, August 31,
                                                    2004       2003
                                                 ---------- ----------
Revenues:
  License fees                                     $13,251    $22,661
  Services                                          69,434     65,341
                                                 ---------- ----------
    Total revenues                                  82,685     88,002
Cost of revenues:
  Cost of license fees                               2,375      4,091
  Cost of services                                  36,456     32,101
                                                 ---------- ----------
    Total cost of revenues                          38,831     36,192
                                                 ---------- ----------

    Gross profit                                    43,854     51,810

Operating expenses:
  Research and development                          15,647     14,935
  Sales and marketing                               20,957     22,998
  General and administrative                         8,250      9,225
  Restructuring                                        (75)       (40)
  Amortization of acquired intangibles                 385        245
                                                 ---------- ----------
    Total operating expenses                        45,164     47,363
                                                 ---------- ----------
Operating (loss) income                             (1,310)     4,447
Other income:
  Interest income                                      657        882
  Interest expense                                     (13)       (18)
                                                 ---------- ----------
    Total other income                                 644        864

(Loss) income before income taxes                     (666)     5,311
(Benefit) provision for income taxes                  (249)     2,071
                                                 ---------- ----------
Net (loss) income                                    $(417)    $3,240
                                                 ========== ==========

Net (loss) income per share:
  Basic                                              $0.00      $0.03
                                                 ========== ==========
  Diluted                                            $0.00      $0.03
                                                 ========== ==========
Shares used in computing net (loss) income per
 share:
  Basic                                             98,294     98,465
                                                 ========== ==========
  Diluted                                           98,294    107,108
                                                 ========== ==========



  SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING (LOSS)
               INCOME TO NON-GAAP NET INCOME (UNAUDITED)
                 (in thousands, except per share data)

Lawson provides non-GAAP results as supplemental information to GAAP operating results. These non-GAAP results exclude certain expenses and non-cash charges such as software and intangible amortization related to acquisitions and acquired maintenance contracts, non-cash stock-based compensation and restructuring. Lawson believes that this presentation facilitates comparison by investors, analysts, and others of our operating results with other companies in our peer group as well as to Lawson's historical results. Management uses non-GAAP operating results to evaluate short-term and long-term operating trends in Lawson's core software operations. Non-GAAP operating results are not prepared in accordance with GAAP and should not be considered a substitute for or an alternative to operating results determined in accordance with GAAP. Further, these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. The following table reconciles the GAAP operating results to non-GAAP net income.


                                                  Three Months Ended
                                                 ---------------------
                                                 August 31, August 31,
                                                    2004       2003
                                                 ---------- ----------

GAAP operating (loss) income:                      $(1,310)    $4,447
   Adjustments for non-GAAP measures:
    Software and intangible amortization related
     to acquisitions                                 1,198        652
    Acquired maintenance contracts intangible
     amortization (1)                                  985          -
    Non-cash stock-based compensation                   22        699
    Restructuring                                      (75)       (40)
                                                 ---------- ----------
Non-GAAP operating income                              820      5,758
    Total other income                                 644        864
                                                 ---------- ----------
Non-GAAP income before income taxes                  1,464      6,622
    Provision for income taxes                         548      2,582
                                                 ---------- ----------
Non-GAAP net income                                   $916     $4,040
                                                 ========== ==========

Non-GAAP net income per share:
  Basic                                              $0.01      $0.04
                                                 ========== ==========
  Diluted                                            $0.01      $0.04
                                                 ========== ==========

Shares used in computing non-GAAP net income per
 share:
  Basic                                             98,294     98,465
                                                 ========== ==========
  Diluted                                          104,866    107,108
                                                 ========== ==========

Notes:

(1) This amount relates to acquired maintenance contracts intangible amortization from Siemens Medical Solutions Services Corporation, which is recorded in cost of services. Management believes that the operating margins derived from providing maintenance services for the acquired clients are comparable to its other maintenance clients. If the amortization were included, the margins on acquired contracts would be considerably less than the maintenance margins on existing clients.



    CONTACT: Lawson Software, St. Paul
             Media Contact:
             Terry Blake, 651-767-4766
             terry.blake@lawson.com
             or
             Investor and Analyst Contact:
             Barbara Doyle, 651-767-4385
             barbara.doyle@lawson.com